SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 28, 2006

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-16587	55-0672148
(State or other jurisdiction of )	(Commission File Number)	(I.R.S. Employer Identification)
incorporation or organization)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry Into A Material Definitive Agreement

On April 28, 2006, the Board of Directors of Summit Financial Group, Inc. (the “Company”) adopted a resolution authorizing the advancement of funds to pay or reimburse reasonable expenses incurred by a director or officer of the Company who is a party to a proceeding because he or she is a director or officer of the Company (the “Resolution”). Currently, the Company’s Articles of Incorporation provide for indemnification of an officer or director who is a party to a proceeding because he or she is a director of the Company, but do not address the advancement of expenses. Advancement of expenses is permitted under West Virginia Code § 31D-8-853. As of the date of this filing, the Company is not aware of any proceeding against a director or executive officer.

As previously disclosed in the Company’s filing on Form 10-K dated December 31, 2005, the Company and its Chief Executive Officer, H. Charles Maddy, III, extended the term of Mr. Maddy’s Employment Agreement dated March 4, 2005, for an additional year until March 9, 2009. On May 2, 2006, Mr. Maddy and the Company executed a First Amendment to the Employment Agreement (the “Amendment”) providing for the extension in writing.

A copy of the Resolution and the Amendment are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively. The foregoing summary description of the Amendment and the Resolution is not intended to be complete and is qualified in its entirety by the complete text of each attached hereto.

Section 8 - Other Events

Item 8.01. Other Events

On April 28, 2006, Summit Financial Group, Inc.’s (“Summit”) Board of Directors declared the first half 2006 dividend. As a result, Summit issued on May 1, 2006 a News Release announcing the dividend. This News Release is furnished as Exhibit 99 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) The following exhibits are being filed herewith:

10.1	Amendment to Employment Agreement between Summit Financial Group, Inc. and H. Charles Maddy, III.

10.2	Resolution of the Board of Directors dated April 28, 2006.

99	News Release issued on May 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    SUMMIT FINANCIAL GROUP, INC.

Date: May 4, 2006                           By: /s/ Julie R. Cook
                        Julie R. Cook
                    Vice President &
                    Chief Accounting Officer